Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Edelita Tichepco	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-1953		(415) 501-6803
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

•	Third quarter revenue grew 7%;

•	Gross margin up 180 basis points to 51.8 percent;

•	Net income declined 10 percent reflecting FX losses;

•	Full year 2017 revenue growth guidance raised to 5 to 6 percent range in constant currency
SAN FRANCISCO (October 10, 2017) – Levi Strauss & Co. (LS&Co.) announced financial results today for the third quarter ended August 27, 2017.
"We are pleased with our progress this quarter and year-to-date. Our strategies are working and, despite the challenging retail environment, we are achieving profitable growth," said Chip Bergh, president and chief executive officer, Levi Strauss & Co. "Based on the strength of our increasingly diversified business and confidence in our brands, we are investing in incremental advertising and media across both the Levi's and Dockers brands in the fourth quarter."
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	August 27, 2017	August 28, 2016	As Reported
Net revenues	$1,268	$1,185	7%
Net income attributable to LS&Co.	$88	$98	(10)%
Adjusted EBIT	$147	$146	1%

Net revenues grew seven percent on a reported basis and grew six percent excluding $11 million in favorable currency translation effects. Direct-to-consumer revenues grew sixteen percent on performance and expansion of the retail network, as well as ecommerce growth. Wholesale revenues grew four percent primarily reflecting growth in Europe.

Net income declined $10 million reflecting FX losses on hedging contracts of $19 million, primarily driven by the weakening of the US dollar against most foreign currencies.

Adjusted EBIT grew one percent as higher revenue and gross margins were offset by an $11 million non-cash stock-based compensation expense recorded during the third quarter and the recognition of a $7 million benefit from the resolution of a vendor dispute settled in the prior-year period. The majority of the stock-based compensation charge is an out-of-period correction reflecting a shorter expense recognition period for retirement-eligible employees. A reconciliation of Adjusted EBIT, a non-GAAP financial measure, is provided at the end of this press release.

Third Quarter 2017 Highlights

▪
Gross profit grew 11 percent and gross margin expanded 180 basis points to 51.8 percent primarily reflecting the margin benefit from revenue growth in the direct-to-consumer channel and international business.

▪
Selling, general and administrative expenses (SG&A) were $510 million compared with $449 million in the same quarter of fiscal 2016. SG&A as a percent of revenue was 40.2 percent compared with 37.8 percent of revenues in the same quarter of fiscal 2016. Higher SG&A primarily reflects higher selling expenses associated with the expansion of the company-operated retail network and investments in the wholesale business, as well as the recognition of a $7 million benefit from the resolution of a vendor dispute settled in the prior-year period. In addition, an $11 million non-cash stock compensation expense was recognized this quarter to correct the timing of stock compensation accruals for retirement eligible employees.

▪
Operating income grew one percent for the third quarter compared to the same quarter of fiscal 2016 as higher revenue and gross margins were partially offset by the stock-based compensation expense charge recorded this quarter, as well as the prior year vendor dispute resolution.

Regional Overview

Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	August 27, 2017	August 28, 2016		August 27, 2017	August 28, 2016
Americas	$739	$724	2%	$156	$156	—%
Europe	$348	$283	23%	$62	$47	32%
Asia	$182	$179	2%	$11	$14	(17)%

* Note: Regional operating income is equal to regional adjusted EBIT. Business segment information for the prior-year period has been revised to reflect a change in presentation. Effective first quarter 2017, central costs previously recorded in the Americas region and corporate expenses have been allocated to the regional business segments.

•
In the Americas, excluding favorable currency effects of $3 million, net revenues grew two percent, primarily reflecting strong performance in our Signature® and Denizen® brands, as well as performance and expansion of our company-operated retail network, including ecommerce. Operating income for the Americas was flat as higher gross margins were offset by higher SG&A expense due to an increase in selling expenses and the recognition of a $7 million benefit from the resolution of a vendor dispute settled in the prior-year period.

•
In Europe, excluding favorable currency effects of $8 million, revenues grew twenty percent reflecting broad-based growth across all markets and channels. Operating income growth of 32 percent reflects higher revenue and SG&A leverage.

•
In Asia, revenues grew two percent on both a reported and constant currency basis, reflecting direct-to-consumer expansion, partially offset by lower franchise revenue due to continued pressures in the China franchise channel. Operating income declined $2 million due to lower China revenues and franchise support.

Cash Flow and Balance Sheet

At August 27, 2017, cash and cash equivalents of $491 million were complemented by $681 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.2 billion. Net debt at the end of the third quarter was $578 million.

Free cash flow for the first nine months of 2017 was $149 million, an increase of $161 million compared to the first nine months of 2016, reflecting lower inventory purchases, the change in timing of dividend payments and higher revenues. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Investor Conference Call

The company’s third-quarter 2017 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~66713492 on October 10, 2017, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 66713492. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through October 16, 2017, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 66713492. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2016 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: full year gross margin; SG&A and advertising costs and revenue growth. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2016 and our Quarterly Report on Form 10-Q for the quarter ended August 27, 2017, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and related conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THIRD QUARTER OF 2017” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 27, 2017	November 27, 2016
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$491,289	$375,563
Trade receivables, net of allowance for doubtful accounts of $12,766 and $11,974	446,701	479,018
Inventories:
Raw materials	4,708	2,454
Work-in-process	3,094	3,074
Finished goods	818,329	710,653
Total inventories	826,131	716,181
Other current assets	122,754	115,385
Total current assets	1,886,875	1,686,147
Property, plant and equipment, net of accumulated depreciation of $936,260 and $856,588	388,652	393,605
Goodwill	237,198	234,280
Other intangible assets, net	42,912	42,946
Deferred tax assets, net	553,092	523,101
Other non-current assets	113,221	107,017
Total assets	$3,221,950	$2,987,096

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$33,430	$38,922
Accounts payable	300,331	270,293
Accrued salaries, wages and employee benefits	186,002	180,740
Restructuring liabilities	1,508	4,878
Accrued interest payable	17,846	5,098
Accrued income taxes	36,059	9,652
Other accrued liabilities	288,072	252,160
Total current liabilities	863,248	761,743
Long-term debt	1,035,845	1,006,256
Long-term capital leases	15,360	15,360
Postretirement medical benefits	93,403	100,966
Pension liability	329,891	354,461
Long-term employee related benefits	78,683	73,243
Long-term income tax liabilities	17,634	20,150
Other long-term liabilities	72,792	63,796
Total liabilities	2,506,856	2,395,975
Commitments and contingencies
Temporary equity	90,844	79,346

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,656,434 shares and 37,470,158 shares issued and outstanding	377	375
Additional paid-in capital	—	1,445
Retained earnings	1,029,264	935,049
Accumulated other comprehensive loss	(409,382)	(427,314)
Total Levi Strauss & Co. stockholders’ equity	620,259	509,555
Noncontrolling interest	3,991	2,220
Total stockholders’ equity	624,250	511,775
Total liabilities, temporary equity and stockholders’ equity	$3,221,950	$2,987,096

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 27, 2017	August 28, 2016	August 27, 2017	August 28, 2016
	(Dollars in thousands) (Unaudited)
Net revenues	$1,268,391	$1,185,111	$3,438,237	$3,253,198
Cost of goods sold	611,762	592,305	1,658,663	1,583,596
Gross profit	656,629	592,806	1,779,574	1,669,602
Selling, general and administrative expenses	510,309	448,525	1,462,263	1,349,039
Restructuring, net	—	(627)	—	1,030
Operating income	146,320	144,908	317,311	319,533
Interest expense	(14,476)	(19,170)	(52,305)	(54,483)
Loss on early extinguishment of debt	—	—	(22,793)	—
Other (expense) income, net	(14,734)	4,679	(32,413)	6,755
Income before income taxes	117,110	130,417	209,800	271,805
Income tax expense	27,631	32,713	42,477	76,750
Net income	89,479	97,704	167,323	195,055
Net (income) loss attributable to noncontrolling interest	(1,487)	614	(1,672)	(176)
Net income attributable to Levi Strauss & Co.	$87,992	$98,318	$165,651	$194,879

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	August 27, 2017	August 28, 2016	August 27, 2017	August 28, 2016
	(Dollars in thousands) (Unaudited)
Net income	$89,479	$97,704	$167,323	$195,055
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,693	3,356	11,153	10,673
Net investment hedge losses	(27,930)	(804)	(57,570)	(1,718)
Foreign currency translation gains (losses)	18,051	(33)	46,638	(1,731)
Unrealized gains on marketable securities	276	675	2,151	356
Total other comprehensive (loss) income, before related income taxes	(5,910)	3,194	2,372	7,580
Income taxes benefit (expense) related to items of other comprehensive income	9,287	(1,356)	15,460	(4,994)
Comprehensive income, net of income taxes	92,856	99,542	185,155	197,641
Comprehensive (income) loss attributable to noncontrolling interest	(1,561)	333	(1,573)	(788)
Comprehensive income attributable to Levi Strauss & Co.	$91,295	$99,875	$183,582	$196,853

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 27, 2017	August 28, 2016
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	167,323	195,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,618	75,966
Unrealized foreign exchange losses	36,717	17,702
Realized gain on settlement of forward foreign exchange contracts not designated for hedge accounting	(184)	(21,419)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	11,153	11,240
Loss on early extinguishment of debt	22,793	—
Stock-based compensation	21,910	6,045
Other, net	4,146	(595)
Change in operating assets and liabilities:
Trade receivables	45,642	40,334
Inventories	(77,758)	(255,460)
Other current assets	(4,947)	248
Other non-current assets	(3,747)	(12,504)
Accounts payable and other accrued liabilities	23,022	77,355
Restructuring liabilities	(3,559)	(13,618)
Income tax liabilities	8,595	34,309
Accrued salaries, wages and employee benefits and long-term employee related benefits	(42,599)	(55,595)
Other long-term liabilities	326	3,756
Net cash provided by operating activities	294,451	102,819
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(75,793)	(74,844)
Proceeds from sales of assets	—	17,279
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	184	21,419
Net cash used for investing activities	(75,609)	(36,146)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	502,835	—
Repayments of long-term debt	(525,000)	—
Proceeds from senior revolving credit facility	—	180,000
Repayments of senior revolving credit facility	—	(249,000)
Proceeds from short-term credit facilities	23,898	24,905
Repayments of short-term credit facilities	(20,382)	(14,216)
Other short-term borrowings, net	(10,255)	3,274
Payment of debt extinguishment costs	(21,902)	—
Payment of debt issuance costs	(10,110)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(13,292)	(1,402)
Dividend to stockholders	(35,000)	(60,000)
Other financing, net	(3,196)	782
Net cash used for financing activities	(112,404)	(115,657)
Effect of exchange rate changes on cash and cash equivalents	9,288	2,053
Net increase in cash and cash equivalents	115,726	(46,931)
Beginning cash and cash equivalents	375,563	318,571
Ending cash and cash equivalents	$491,289	$271,640

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$10,951	$19,401
Property, plant and equipment additions due to build-to-suit lease transactions	4,459	—

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$29,570	$34,667
Cash paid for income taxes during the period, net of refunds	32,944	41,090
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2017

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on October 10, 2017, discussing the company’s financial condition and results of operations as of and for the quarter ended August 27, 2017. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, payment of debt extinguishment costs, repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring related charges, severance and other, net, and pension and postretirement benefit plan curtailment and net settlement losses, net.

Free cash flow:

	Nine Months Ended
	August 27, 2017	August 28, 2016
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$294.5	$102.8

Non-GAAP measure:
Net cash provided by operating activities	$294.5	$102.8
Purchases of property, plant and equipment	(75.8)	(74.8)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	0.2	21.4
Payment of debt extinguishment costs	(21.9)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(13.3)	(1.4)
Dividend to stockholders	(35.0)	(60.0)
Free cash flow	$148.7	$(12.0)

Net debt:

	August 27, 2017	August 28, 2016
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt	$1,069.3	$1,106.9

Non-GAAP measure:
Total debt	$1,069.3	$1,106.9
Cash and cash equivalents	(491.3)	(271.6)
Net debt	$578.0	$835.3

Adjusted EBIT:

	Three Months Ended
	August 27, 2017	August 28, 2016
	(Dollars in millions)
	(unaudited)
Most comparable GAAP measure:
Net income	$89.5	$97.7

Non-GAAP measure:
Net income	89.5	97.7
Income tax expense	27.6	32.7
Interest expense	14.5	19.2
Loss on early extinguishment of debt	—	—
Other (income) expense, net	14.7	(4.7)
Restructuring and related charges, severance and other, net	0.9	1.8
Pension and postretirement benefit plan curtailment and net settlement losses, net	0.1	(0.4)
Adjusted EBIT	$147.3	$146.3